UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 25, 2014
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)

(407) 245-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on November 18, 2014, Darden Restaurants, Inc. (the “Company”) announced, among other things, that C. Bradford Richmond intended to retire from his position as Senior Vice President and Chief Financial Officer of the Company on March 29, 2015 or earlier upon the appointment of his successor. The Company entered into an agreement with Mr. Richmond, dated November 18, 2014 (the “Prior Agreement”) to provide for certain benefits related to Mr. Richmond’s retirement. As permitted under the Prior Agreement, Mr. Richmond revoked the Prior Agreement on November 25, 2014 in order to enter into a new agreement which would eliminate any ambiguity as to the intention and operation of its terms.

On November 25, 2014, the Company entered into a new agreement with Mr. Richmond (the “Agreement”). The Agreement contains substantially the same material terms as the Prior Agreement, but provides that within 30 days following his termination of active employment, Mr. Richmond will receive a lump sum in cash equal to the equivalent of his regular weekly gross salary over a seventy-eight week period (whereas under the Prior Agreement such amount would have been paid over a seventy-eight week period). Consistent with the terms of the Prior Agreement, the Agreement provides that, for seventy-eight weeks following the termination of active employment, Mr. Richmond will remain eligible to participate in medical, dental, and vision programs similar to his current coverage level. Mr. Richmond’s existing unvested equity awards will accelerate in accordance with the terms of the applicable award agreements as a result of his termination of employment within two years following a Change of Control (as defined in such award agreements). In addition, Mr. Richmond will retain certain other ancillary benefits for limited periods, including financial counseling benefits. To the extent bonuses are payable under the Company’s Management and Professional Incentive Plan (the “MIP”) in respect of the 2015 fiscal year, Mr. Richmond will be eligible to receive an award under the MIP, pro rated for his period of active service during the fiscal year. The Agreement includes customary confidentiality, non-solicitation, non-competition, non-disparagement and release provisions, with forfeiture of the benefits described above in the event of a breach of the Agreement.

The preceding description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	Agreement, dated November 25, 2014, between Darden Restaurants, Inc. and C. Bradford Richmond

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

	By:	/s/ Teresa M. Sebastian
Teresa M. Sebastian
Date: December 1, 2014		Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Agreement, dated November 25, 2014, between Darden Restaurants, Inc. and C. Bradford Richmond